Exhibit 99.2

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Balance Sheets

(Amounts in thousands of U.S. Dollars)

(Unaudited)

	March 31, 2013	December 31, 2012
Assets

Current assets:
Cash and cash equivalents	$1,055	$2,372
Prepaid expenses and other current assets	259	380
Inventory	1,560	965

Total current assets	2,874	3,717
Non-current assets:
Property, plant and equipment, net	52,154	51,894
Intangible assets, net	1,827	1,834

Total non-current assets	53,981	53,728

Total assets	$56,855	$57,445

Liabilities and shareholders’ equity

Current liabilities:
Accrued employee benefits	938	1,140
Other payables	1,293	1,813
Amount due to related parties	1,647	197
Current portion of long-term bank loans	1,595	1,591

Total current liabilities	5,473	4,741
Non-current liabilities:
Long-term bank loans	17,228	17,182
Government grants	1,117	1,114

Total non-current liabilities	18,345	18,296
Total liabilities	23,818	23,037

Commitments and contingencies
Shareholders’ equity:
Paid-in capital (no par value)	50,000	50,000
Additional paid-in capital	1,509	1,491
Deficit accumulated during the development stage	(23,558)	(22,080)
Accumulated other comprehensive income	5,086	4,997

Total shareholders’ equity	33,037	34,408

Total liabilities and shareholders’ equity	$56,855	$57,445

The accompanying notes are an integral part of these financial statements

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Statements of Loss

(Amounts in thousands of U.S. Dollars)

(Unaudited)

			Period from
			December 29, 2006
			(date of
			inception) to
	Three months ended March 31,		March 31,
	2013	2012	2013
Operating expenses:
Pre-production expenses	$(583)	$(632)	$(9,727)
General and administrative expenses	(897)	(848)	(14,098)

Loss from operations	(1,480)	(1,480)	(23,825)

Other income / (expense)	—	(2)	19
Interest income	2	—	248

Loss before income taxes	(1,478)	(1,482)	(23,558)
Income tax expense	—	—	—

Net loss	$(1,478)	$(1,482)	$(23,558)

The accompanying notes are an integral part of these financial statements

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Statements of Comprehensive Loss

(Amounts in thousands of U.S. Dollars)

(Unaudited)

			Period from
			December 29, 2006
			(date of
			inception) to
	Three months ended March 31,		March 31,
	2013	2012	2013
Net loss	$(1,478)	$(1,439)	$(23,558)
Other comprehensive income (loss), net of tax
Foreign currency translation adjustments	89	(56)	5,086

Total other comprehensive income (loss), net of tax	89	(56)	5,086

Comprehensive loss	$(1,389)	$(1,495)	$(18,472)

The accompanying notes are an integral part of these financial statements

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Statements of Cash Flows

(Amounts in thousands of U.S. Dollars)

(Unaudited)

			Period from
			December 29, 2006
	Three months ended March 31		(date of inception) to
	2013	2012	March 31, 2013
Operating activities
Net loss	$(1,479)	$(1,482)	$(23,559)
Adjustments to reconcile net loss to net cash used in operating activities:
Depreciation	193	150	1,581
Share based payments	18	25	293
Salary expense of certain employee paid by a shareholder	—	—	1,216
Amortization	7	18	248
Loss on disposal of property, plant and equipment	—	—	2
Pre-production expenses offset by government grants received	—	—	(31)
Changes in operating assets and liabilities:
Inventories	(592)	—	(1,557)
Prepaid expenses and other current assets	122	45	(342)
Amount due to a related party	1,448	(44)	1,601
Accrued employee benefits and other payables	(729)	(856)	1,185

Net cash used in operating activities	(1,012)	(2,144)	(19,363)
Investing activities
Purchases of property, plant and equipment	(314)	(1,629)	(48,061)
Proceeds from sale of property, plant and equipment	—	—	1
Purchases of intangible assets	—	—	(1,573)
Government grants received	—	—	1,054
Restricted cash	—	—	—

Net cash used in investing activities	(314)	(1,629)	(48,579)
Financing activities
Repayment of short-term bank loans	—	—	(317)
Proceeds from long-term bank loans	—	—	18,579
Capital contribution from shareholders	—	—	50,000

Net cash provided by financing activities	—	—	68,262
Net (decrease)/ increase in cash and cash equivalents	(1,326)	(3,773)	320
Effect of foreign exchange rate changes on cash	9	(51)	735
Cash and cash equivalents, at beginning of year/period	2,372	12,601	—

Cash and cash equivalents, at end of year/period	$1,055	$8,777	$1,055

Supplemental disclosures of cash flow information:
Acquisition of property, plant and equipment included in other payables	$—	$239	$1,050
Interest paid	$305	$332	$2,342
Noncash financing activity
Capital contribution from a shareholder	$18	$25	$1,509

The accompanying notes are an integral part of these financial statements

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Statements of Shareholders’ Equity

(Amounts in thousands of U.S. Dollars)

(Unaudited)

	Paid-in Capital	Additional Paid in Capital	Deficit accumulated during the development stage	Other comprehensive income	Total
Balance as of December 29, 2006 and January 1, 2007	$—	$—	$—	$—	$—
Net loss	—	—	(196)	—	(196)
Other comprehensive income, net	—	—	—	365	365
Capital contribution from shareholders	10,200	—	—	—	10,200

Balance as of December 31, 2007	10,200	—	(196)	365	10,369
Net loss	—	—	(760)	—	(760)
Other comprehensive income, net		—	—	890	890
Capital contribution from shareholders	14,501	—	—	—	14,501

Balance as of December 31, 2008	24,701	—	(956)	1,255	25,000
Net loss	—	—	(1,685)	—	(1,685)
Other comprehensive income, net		—	—	23	23
Capital contribution from shareholders	16,000	—	—	—	16,000

Balance as of December 31, 2009	40,701	—	(2,641)	1,278	39,338
Net loss	—	—	(3,810)	—	(3,810)
Other comprehensive income, net		—	—	1,429	1,429
Capital contribution from shareholders	9,299	—	—	—	9,299

Balance as of December 31, 2010	50,000	—	(6,451)	2,707	46,256
Net loss	—	—	(8,581)	—	(8,581)
Other comprehensive income, net		—	—	2,191	2,191
Capital contribution from a shareholder	—	1,178	—	—	1,178

Balance as of December 31, 2011	50,000	1,178	(15,032)	4,901	41,047
Net loss	—	—	(7,048)	—	(7,048)
Other comprehensive income, net	—	—	—	96	96
Capital contribution from a shareholder	—	313	—	—	313

Balance as of December 31, 2012	50,000	1,491	(22,080)	4,997	34,408
Net loss	—	—	(1,478)	—	(1,478)
Other comprehensive income, net	—	—	—	89	89
Capital contribution from a shareholder	—	18	—	—	18

Balance as of March 31, 2013	$50,000	$1,509	$(23,558)	$5,086	$33,037

The accompanying notes are an integral part of these financial statements

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Notes to Financial Statements

(amounts in thousands)

1.	Basis of Presentation

The interim condensed financial statements are unaudited. The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). It is management’s opinion that these financial statements include all adjustments, consisting of normal and recurring adjustments, necessary for a fair presentation of our financial position, operating results, and cash flows. Operating results for any interim period are not necessarily indicative of future or annual results.

On April 30, 2013, one of our owners, Sagent Pharmaceuticals, Inc., a Delaware corporation (“Sagent”) entered into a Share Purchase Agreement, with Chengdu Kanghong Pharmaceuticals (Group) Co. Ltd. (“Kanghong”) pursuant to which Sagent agreed to acquire Kanghong’s 50% interest in KSCP in exchange for $25,000, payable in installments through September 2015. The acquisition was subject to customary closing conditions, including approval by the Chengdu Hi-Tech Industrial Development Zone Bureau of Investment Services (“BIS”). On June 4, 2013, Sagent received final approval for the transaction from the BIS. Accordingly, the transaction has been completed. As a result of the completion of the transaction, we are now a wholly-owned subsidiary of Sagent.

You should read these statements in conjunction with our financial statements and related notes for the year ended December 31, 2012, included on Pages S-2 through S-19 of the Sagent Pharmaceuticals, Inc., Annual Report on Form 10-K, filed on March 18, 2013.

2.	Inventory

Inventory consists of the following:

	March 31, 2013	December 31, 2012
Raw materials	$1,237	$965
Finished goods	403	—
Inventory reserve	(80)	—

	$1,560	$965

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Notes to Financial Statements

(amounts in thousands)

3.	Property, Plant and Equipment

Property, plant and equipment consists of the following:

	March 31, 2013	December 31, 2012
At cost:
Building	$1,101	$1,098
Machinery	3,920	2,395
Office equipment	363	1,874
Vehicles	143	143

	5,527	5,510
Less accumulated depreciation	(1,599)	(1,406)

	3,928	4,104
Construction in progress	48,226	47,790

	$52,154	$51,894

For the three months ended March 31, 2013 and 2012, and for the period from December 29, 2006 (date of inception) to March 31, 2013, depreciation expense was $193, $150, and $1,581, respectively. The amount of depreciation expense included in pre-production expenses was $189, $146, and $1,218 for the respective periods, and the amount included in general and administrative expenses was $4, $4, and $358 for the respective periods. As of March 31, 2013, the net book values of property, plant and equipment pledged as collateral for bank loans was $49,360. Construction in progress included capitalized interest of $301, $332, and $2,338 for the months ended March 31, 2013 and 2012 and for the period from December 29, 2006 (date of inception) to March 31, 2013, respectively.

4.	Intangible Assets

Intangible assets consist of the following:

March 31, 2013	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Book Value
	(In years)
Purchased software	2	$71	$(67)	$4
Land use right	50	2,016	(193)	1,823

Total		$2,087	$(260)	$1,827

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Notes to Financial Statements

(amounts in thousands)

December 31, 2012	Estimated Useful Life	Gross Carrying Amount	Accumulated Amortization	Net Book Value
	(In years)
Purchased software	2	$71	$(65)	$6
Land use right	50	2,016	(188)	1,828

Total		$2,087	$(253)	$1,834

Amortization expenses of intangible assets for the three months ended March 31, 2013, and 2012 and for the period from December 29, 2006 (date of inception) to March 31, 2013 were $7, $12 and $253, respectively, and were recorded in general and administrative expenses.

The future amortization of intangible assets is as follows:

Year Ending March 31,
2014	45
2015	40
2016	40
2017	40
2018	40
Thereafter	1,617

$1,822

5.	Long-Term Bank Loans

The Company obtained two credit facilities in the amount of RMB37,000 ($5,902) and RMB83,000 ($13,239) in June 2011 and August 2010, respectively, each with a five year term. Both credit facilities are secured by certain fixed assets of the Company. The interest rate of the credit facilities is the prevailing interest rate of People’s Bank of China on the date of the draw downs. Repayment will be accelerated if the liabilities to assets ratio of the Company exceeds 70% and 80% during the term of the RMB 37,000 and RMB83,000 credit facilities, respectively, or if the Company is unable to achieve 50% of its projected revenues when the Company commences commercial activities. During the three months ended and as of March 31, 2013, the Company was in compliance with these covenants. All interest costs were capitalized in all periods presented as the funds were used to finance the build-out of the Company’s manufacturing facility (see Note 3).

Principal payments due on the long-term bank loans are as follows:

Year ending March 31,
2014	$1,595
2015	7,976
2016	9,252

$18,823

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Notes to Financial Statements

(amounts in thousands)

6.	Shareholder Contribution

Sagent granted stock options to one of the Company’s employees and also provided cash compensation to one of these employees for the three months ended March 31, 2013 and 2012. Twenty-five percent of these options are to be vested on each anniversary date from the vesting commencement date of the respective grants over a four year period. These stock options are accounted for as non-employee stock options given these stock options were granted to employees of an investee by a non-controlling shareholder. Therefore, these grants are recorded at fair value at each reporting date during the vesting period. The Company recorded $18, $25 and $1,509 as a shareholder contribution and recognized the associated stock-based and cash compensation expense in the general and administrative expense for the three months ended March 31, 2013 and 2012 and for the period from December 29, 2006 (date of inception) to March 31, 2013.

7.	Commitment and Contingencies

Purchase Commitments

As of March 31, 2013, the Company had outstanding purchase commitments related to property, plant and equipment in the amount of $59, which are all due within one year.

8.	Fair Value Measurement

The Company applies ASC topic 820, Fair Value Measurements and Disclosures. ASC 820 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. ASC 820 requires disclosures to be provided around fair value measurement.

ASC 820 establishes a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows:

Level 1 — Observable inputs that reflect quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 — Includes other inputs that are directly or indirectly observable in the marketplace.

Level 3 — Unobservable inputs which are supported by little or no market activity.

ASC 820 describes three main approaches to measuring the fair value of assets and liabilities: (1) market approach; (2) income approach; and (3) cost approach. The market approach uses prices and other relevant information generated from market transactions involving identical or comparable assets or liabilities. The income approach uses valuation techniques to convert future amounts to a single present value amount. The measurement is based on the value indicated by current market expectations about those future amounts. The cost approach is based on the amount that would currently be required to replace an asset.

In accordance with ASC 820, the Company measures cash equivalents at fair value. Cash equivalents are classified within Level 1 as the cash equivalents are valued using either quoted market prices.

9.	Related Party Transactions

Name and Related Party Relationship:

Name of related party	Relationship with the Company
Sagent Pharmaceuticals, Inc.	Joint venture shareholder
Chengdu Kanghong Pharmaceutical (Group) Co., Ltd.	Joint venture shareholder

Kanghong Sagent (Chengdu) Pharmaceutical Co., Ltd.

(a development stage company)

Notes to Financial Statements

(amounts in thousands)

As of March 31, 2013, we had a related party payable of $1,647 to Sagent. The amounts were for raw material purchased on our behalf and a $1,000 advanced payment of a finished goods inventory. As of December 31, 2012, we had a related party payable of $280 that was for raw material purchases on our behalf. All balances with related parties were unsecured, non-interest bearing and payable on demand.

10.	Subsequent Events

In accordance with ASC 855, “Subsequent Events”, as amended by ASU 2010-09, we evaluated subsequent events through August 5, 2013, which was also the date the financial statements were available to be issued, and there is a subsequent event requiring disclosure. For more details, please see Note 1, “Basis of Presentation”.